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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-88055) of Plexus Corp. for the registration of 187,500 shares of its common stock and to the incorporation by reference therein of our report dated August 14, 1998 with respect to the financial statements of SeaMED Corporation incorporated by reference from the Annual Report on Form 10-K of Plexus Corp. for the year ended September 30, 1999 filed with the Securities and Exchange Commission.



                                        Ernst & Young LLP

Seattle, Washington
June 15, 2000